UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IRADIMED CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note
The following information is being filed to amend and supplement the definitive proxy statement filed on Schedule 14A on April 28, 2021. We have revised the Beneficial Ownership table to include two stockholders inadvertently omitted from the original filing. The revised table is set forth below.
The following table sets forth, as of March 31, 2021, certain information with respect to the beneficial ownership of our common stock by:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise noted, the address of each person or entity in the following table is c/o IRADIMED CORPORATION, 1025 Willa Springs Drive, Winter Springs, FL 32708.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percentage(1)
5% Stockholders
Renaissance Technologies, LLC (2)	738,157	6.0%
Nine Ten Capital Management, LLC (3)	664,760	5.4%
Directors and Named Executive Officers
Roger Susi(4)	5,731,050	46.5%
Chris Scott(5)	63,595	* %
Monty Allen(6)	21,375	* %
Anthony Vuoto	18,526	* %
James Hawkins(7)	193,500	1.5%
All directors and executive officers as a group (5 persons)	6,028,046	48.1%

* Indicates less than one percent.

(1)
Percentage of ownership is based on 12,312,184 shares of our common stock issued and outstanding as of March 31, 2021. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Renaissance Technologies, LLC reports sole voting and sole dispositive power of 738,157 shares of our common stock as of December 31, 2020. This information is based on the Schedule 13G filed with the SEC on February 10, 2021.

(3)
Nine Ten Capital Management, LLC reports sole voting and sole dispositive power of 664,760 shares of our common stock as of December 31, 2020. This information is based on the Schedule 13G filed with the SEC on February 12, 2021.

(4)
Includes 985,050 shares of common stock held by the Roger E. Susi Revocable Trust, 2,362,500 shares of common stock held by the Matthew Susi 2008 Dynasty Trust, and 2,362,500 shares of common stock held by the Phillip Susi 2008 Dynasty Trust. Roger Susi is the settlor and trustee of the Roger E. Susi Revocable Trust. Roger Susi is the settlor of the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust, which are irrevocable, but for which Roger Susi holds rights as the settlor to substitute the assets of the trusts in certain circumstances. J. Richard Susi, the brother of Roger Susi, is the trustee for the Matthew Susi 2008 Dynasty Trust and the Phillip Susi 2008 Dynasty Trust.

(5)	Includes 35,000 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(6)	Includes 5,000 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.
(7)	Includes 177,500 shares of common stock issuable upon exercise of share options that are currently exercisable or exercisable within 60 days.